UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective Tuesday, August 28, 2007, Peter T. Kissinger, Ph.D., Director, Chairman of the Board and Chief Scientific Officer, and Candice B. Kissinger, Director, Senior Vice President, Director of Research and Secretary, each departed from their positions as executive officers of Bioanalytical Systems, Inc. (the "Company"). Dr. and Mrs. Kissinger have not resigned from the Board of Directors of the Company. The Company is currently negotiating the terms of a severance arrangement for Dr. and Mrs. Kissinger.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: August 28, 2007	By:	/s/ Michael R. Cox
Michael R. Cox
Vice President, Finance and Chief Financial Officer